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                                                                      Exhibit 21

Subsidiaries of Corporation

              North County Bank and Trust - 100% owned
              (incorporated as a Michigan banking corporation)

              First Manistique Agency - 100% owned
              (incorporated as a Michigan corporation)

              First Rural Relending Company - 100% owned
              (incorporated as a Michigan corporation)

              North Country Financial Group - 100% owned
              (incorporated as a Michigan corporation)

              North Country Capital Trust - 100% owned
              (organized as a Delaware business trust)

              NCB Real Estate Company - 100% owned
              (incorporated as a Michigan corporation)

              American Financial Mortgage Corporation - 100% owned (incorporated as a Michigan corporation)

              North Country Mortgage Company LLC - 99.9% owned
              (incorporated as a Michigan corporation)

              North Country Employee Leasing Company LLC - 51% owned (incorporated as a Michigan corporation)



North Country Financial Corporation directly owns the first five subsidiaries listed above. North Country Bank and Trust owns the remaining four subsidiaries.





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